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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         June 13, 2000
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                                 FUTUREONE, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



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
         Nevada                                       000-30336                                  84-1383677
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
(STATE OR OTHER JURISDICTION                         (COMMISSION                                 (IRS EMPLOYER
OF INCORPORATION)                                   FILE NUMBER)                                IDENTIFICATION NO.)
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
4250 E. Camelback Road, Suite K-124, Phoenix, AZ                        85018
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
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)
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REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE   (602) 852-9725
                                                   ----------------



                                 Not applicable.
          ------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

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Item 5.        Other Events.

               Alan P. Hald, Chairman of the Board of Directors of the FutureOne, Inc. (the "Company"), resigned as an employee and member of the Board of Directors of the Company. The resignation was pursuant to the terms of that certain Employment Separation Agreement by and between the Company and Alan P. Hald effective as of June 1, 2000 (the "Separation Agreement"). The Separation Agreement provides for: (a) the payment of any base salary that has accrued but has not been paid as of the date of separation pursuant to the terms of the Employment Agreement between the Company and Alan P. Hald dated as of January 1, 2000, as amended (the "Employment Agreement"); (b) the lump sum payment of $70,000 representing Mr. Hald's base salary through the end of term of the Employment Agreement to be made in accordance with the terms of the Convertible Promissory Note; (c) accrued benefits required to be provided by the terms of any Company sponsored benefit plans or programs; (d) warrants to purchase 490,000 shares of common stock of the Company which equal the amount Mr. Hald would have received during the term of the Employment Agreement; and (e) payment of a transaction bonus in the cash amount of 1% of the Transaction ("Cash Amount") and an amount of warrants, equal to the Cash Amount divided by the strike price of $1.00 per share of the warrant upon the occurrence of certain events, including, without limitation the closing of a public offering, private placement, sale or merger of the Company (the "Transaction") in an aggregate amount valued at least $10,000,000 before January 1, 2001.

               The resignation was made pursuant to the terms of the Separation Agreement and not as a result of any disagreement between Mr. Hald and the Company.

               On June 1, 2000, the Board of Directors elected Steven Green, a member of the Board of Directors of the Company and the managing partner of Blackwater Capital Partners, L.P., to replace Mr. Hald as Chairman of the Board.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 FUTUREONE, INC.


Date:  June 20, 2000                             By: /s/ Earl J. Cook
                                                    -----------------
                                                         Earl J. Cook
                                                         Chief Executive Officer

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                                 FUTUREONE, INC.

                           CURRENT REPORT ON FORM 8-K

                                  EXHIBIT INDEX





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   Exhibit No.                                 Exhibit

      10.1 Employment Separation Agreement by and between the Company and Alan P. Hald effective as of June 1, 2000
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